UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2024
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed, on July 1, 2024, Latch, Inc. (the “Company”) (i) completed a merger with HelloTech, Inc. (“HelloTech”) and (ii) as partial consideration thereof, assumed HelloTech’s outstanding borrowings under its existing term loan (the “Prior Loan”) with Customers Bank (“Customers”).
Item 1.01.    Entry into a Material Definitive Agreement.
On July 15, 2024, the Company, Latch Systems, Inc., a wholly owned subsidiary of the Company (“Latch Systems”), and HelloTech (collectively with the Company and Latch Systems, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “New Loan Agreement”) with Customers.
Pursuant to the New Loan Agreement, Customers issued the Borrowers a term loan in the principal amount of $6.0 million (the “New Loan”). The New Loan Agreement, which amended and restated the terms of the Prior Loan, did not result in the Borrowers receiving any additional loan proceeds. Interest is payable on the New Loan at a rate equal to the greater of (a) the prime rate published in The Wall Street Journal or (b) 6.0%. The New Loan matures on July 15, 2029 (the “Maturity Date”). The Borrowers are required to pay interest on the New Loan monthly until January 15, 2025. Thereafter, the Borrowers are required to pay equal monthly installments of principal plus accrued interest until the Maturity Date. There is no penalty for prepayment of the New Loan.
Pursuant to the New Loan Agreement, the Borrowers have granted Customers security interests in substantially all of the Borrowers’ assets, other than intellectual property. HelloTech is required to maintain an operating account with Customers with a sufficient balance to support monthly payments. Additionally, the Borrowers are collectively required to maintain a liquidity ratio of at least 4.00, tested monthly, which is calculated as the quotient of unrestricted cash and cash equivalents of the Company and its subsidiaries (subject to certain limitations with respect to cash of foreign subsidiaries), divided by all outstanding indebtedness owed to Customers.
As of June 30, 2024, the Company’s unrestricted cash and cash equivalents and current and non-current available-for-sale securities were approximately $110 million.
The New Loan Agreement contains various covenants that, among other things, limit the Borrowers’ ability to:
•engage in certain asset dispositions;
•permit a change in control;
•merge or consolidate;
•incur indebtedness or grant liens on its assets;
•declare or pay dividends, distributions or redemptions;
•make loans or investments; and
•engage in certain transactions with affiliates.
If an event of default exists under the New Loan Agreement, Customers will be able to accelerate the maturity of the New Loan and exercise other rights and remedies. Events of default include, but are not limited to, the following events:
•failure to pay any principal or interest within three business days of the due date;
•failure to perform or otherwise comply with the covenants and obligations in the New Loan Agreement, subject, in certain instances, to certain grace periods;
•bankruptcy or insolvency events involving the Borrowers; or
•the rendering of judgments against a Borrower that remain undischarged, unvacated, unbonded, unsatisfied or unstayed for a certain period.
The description of the New Loan Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the New Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The New Loan Agreement and the above description have been included to provide information regarding the terms of the New Loan Agreement and are not intended to provide any other factual information about the Borrowers or any other parties to the New Loan Agreement or their respective affiliates or securityholders. The representations, warranties and covenants contained in the New Loan Agreement were made only for the purposes of the New Loan Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to the Company’s filings required by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, the representations, warranties and covenants in the New Loan Agreement should not be relied upon as statements of factual information.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Report”) regarding the New Loan Agreement is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
On July 15, 2024, in a private placement concurrent with the Company’s entry into the New Loan Agreement, the Company issued a warrant to Customers to purchase 1,000,000 shares of the Company’s common stock (the “Warrant”). The Warrant has an exercise price of $1.25 per share, is exercisable immediately and will expire six years from the date of issuance, or July 15, 2030. Such issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.
Item 7.01     Regulation FD.
As noted above, as of June 30, 2024, the Company’s total cash and cash equivalents and current and non-current available-for-sale securities were approximately $110 million.
The amount shown in the preceding paragraph is unaudited and does not account for any current or non-current liabilities, including but not limited to deferred revenue, accrued liabilities, accounts payable, litigation reserves or any negative cash flow after June 30, 2024. The total amount of these impacts cannot be determined until the Company’s ongoing restatement of its historical financial statements (the “Restatement”) is complete. Readers should not make an investment decision solely based on the financial information contained in this Report because this Report does not provide a complete view of the Company’s current financial position. The Company intends to provide its comprehensive financial position in connection with completion of the Restatement, and readers should review such information when available. The Company assumes no obligation to update or revise these amounts, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission.
The information set forth in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Warrant, dated as of July 15, 2024, by and between the Company and Customers Bank.
10.1*	Amended and Restated Loan and Security Agreement, by and among the Company, Latch Systems, Inc., HelloTech, Inc. and Customers Bank, dated as of July 15, 2024.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

* A schedule to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	July 15, 2024	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President and General Counsel